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                                                                    EXHIBIT 3.20


                         REVISED AND RESTATED BY-LAWS

                                       OF

              BOOMTOWN HOTEL & CASINO, INC., a Nevada Corporation

                           (Formerly Boomtown, Inc.)
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                          REVISED AND RESTATED BY-LAWS

                                       OF

                      BOOMTOWN, INC., a Nevada Corporation

                  Interstate 80 and Garson Road, Verdi, Nevada

                                    OFFICES

     1. The principal office shall be in the County of Washoe, State of Nevada.

     2. The corporation may also have an office or offices at such other place or places, within or without the State of Nevada, as the Board of Directors may from time to time designate or the business of the corporation require.

                                  STOCKHOLDERS

     3. The annual meeting of the stockholders of the corporation, commencing with the year 1970, shall be held at the principal office of the corporation in the State of Nevada, or at such other place within or without the State of Nevada as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the 1st day of May of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.

     If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

     4. Special meetings of the stockholders shall be held at the.principal office of the corporation in the State of Nevada, or at such other place within or without the State of Nevada, as may be designated in the notice of said meeting, upon call of the Board of Directors or of the President, or any Vice President, or the Secretary at the request in writing of stockholders owning at least 30% of the issued and outstanding capital stock of the corporation entitled to vote thereat.

     5. Notice of the purpose or purposes and of the time and place within or without the State of Nevada of every meeting of stockholders shall be in writing and signed by the Chairman of the Board, or the President, or the Executive Vice

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President or a Vice President, or the Secretary, or an Assistant Secretary and a
copy thereof shall be served either personally, or by mail, or by any other lawful means, not less than ten days before the meeting, upon each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be directed to each stockholder at his address as it appears on the stock book unless he shall have filed with the Secretary of the corporation a written request that notices intended for him to be mailed to some other address, in which case it shall be mailed or transmitted to the address designed in such request. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

     6. At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing, subscribed by such stockholder and bearing a date not more than six months prior to said meeting unless said instrument provides for a longer period. Each stockholder having the right to vote shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

     7. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the General Corporation Law of the State of Nevada, or of the Articles of Incorporation, or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all stockholders who would have been entitled to vote upon the action, if such meeting were held, shall consent in writing to such corporate action being taken.

                                   DIRECTORS

     8. The number of directors which shall constitute the whole Board shall at all times be no fewer than three (3) nor more than ten (10).

     9. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 11 hereof, and each director shall be elected to serve until his successor shall be elected and shall qualify, Directors need not be stockholders.


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     10.  The directors may hold their meeting within or without the State of
Nevada and may keep all books and records of the corporation at places which may be designated by the Board from time to time, except for those books and records which the laws of the State of Nevada require to be kept in Nevada.

     11. If any vacancy or vacancies shall occur in the Board of Directors caused by reason of death, resignation, retirement, disqualification or removal from office of any director or directors, or caused in any other manner, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, may choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold until the next annual election of directors and until their successors shall be duly elected and shall be qualified, unless sooner displaced.

     12. The annual meeting of the Board of Directors for the election of officers shall be held on the same day as the annual meeting of the stockholders, immediately after the adjournment of such annual meeting of the stockholders or as soon thereafter as may be possible and convenient.

     13. The property and business of the corporation shall be managed and controlled by its Board of Directors and such officers, agents and employees as said Board of Directors may elect, employ and authorize. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute and the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                            COMMITTEES OF DIRECTORS

     14. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committees or committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

                           COMPENSATION OF DIRECTORS

     15. Directors as such, shall not receive any stated salary for their services, but, by resolutions of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the

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Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                             MEETINGS OF THE BOARD

     16. Regular meetings of the Board may he held without notice at such time and place either within or without the State of Nevada as shall from time to time be determined by the Board.

     17. Special meetings of the Board, to be held at any convenient place, may be called by the Chairman of the Board on five days' notice to each director, either personally, or by mail, or by telegram, or by telephone; special meeting shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors. Notice of any meeting may be waived by any director in the manner provided by Section 20 hereof. If all directors shall be present at any meeting, neither notice of written waiver of notice of the time and place of such meeting, shall be necessary to its validity. Unless otherwise expressly indicated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors.

     18. At all meetings of the Board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

                                    NOTICES

     19. Whenever, under the provisions of the statutes, or the Articles of Incorporation, or these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing same in the post office, or in a letter box, in a postpaid, sealed envelope, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder in the General Post Office in the City of Reno, Nevada, and such notice shall be deemed to be given at the time that the same shall be thus mailed.

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     20.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation, or of these By-Laws, a waiver thereof, in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

                                    OFFICERS

     21. The officers of the corporation shall be chosen by the directors and shall be a Chairman of the Board, a President, an Executive Vice President, and a Secretary/Treasurer. The Board of Directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person, except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

     22. The Board of Directors at its first meeting after each annual meeting of the stockholders shall choose a Chairman of the Board, a President and an Executive Vice President from its members and one or more Vice Presidents, a Secretary and a Treasurer.

     23. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     24. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                             CHAIRMAN OF THE BOARD

     25. The Chairman of the Board shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall be ex-officio a member of all standing committees, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

                                   PRESIDENT

     26. The President shall execute bonds, mortgages and other contracts, requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and

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execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                                 VICE PRESIDENT

     27. The Vice Presidents in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES

     28. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     29. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

     30. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     31. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     32. If required, by the Board of Directors, he shall give the corporation, a bond (which shall be renewed every six years), in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the

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corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     33. The assistant Treasurers in the order of their seniority shall, in the absence or liability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                              CERTIFICATE OF STOCK

     34. A stock book shall be kept for each class of stock of this corporation. All certificates of stock shall be numbered and shall be entered in the stock book as they are issued. They shall exhibit the holder's name, the number of shares, and the rights, preference and limitations of the stock and shall be signed by the Chairman of the Board, President or a Vice President, and the Secretary or an Assistant Secretary, or by the Treasurer, or an Assistant Treasurer, and shall bear the impress of the corporate seal.

                               TRANSFERS OF STOCK

     35. Any certificate of stock may be transferred, sold, assigned, or pledged by an endorsement in writing to that effect on the back of such certificate, which endorsement must be guaranteed by a State or National Bank or trust Company, and such transfer, sale, assignment, or pledge shall be completed by the delivery of such certificate by the transferrer to the transferee. Until notice of such transfer has been given to the Secretary of the company, and the certificate of stock so transferred has been surrendered for cancellation, and a new certificate of stock has been issued in lieu of that surrendered, this company may and shall regard and treat the transferrer as still being the owner of the stock evidenced by such certificate.

                           CLOSING OF TRANSFER BOOKS

     36. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date of the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date

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when any change or conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date as aforesaid.

     37. All surrendered certificates of stock shall be marked "Cancelled" by the Secretary, with the date of cancellation, and shall be immediately placed in the stock certificate book attached to the memorandum stub of their issue.

                                LOST CERTIFICATE

     38. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                    FINANCES

     39. The funds of the company shall be deposited in the name of the company in such bank or banks as the Board of Directors shall designate from time to time. Funds so deposited shall be drawn only upon checks or vouchers signed by such officer or officers of the company, or other proper persons as may be designated from time to time by the Chairman of the Board.

     40. No notes, bonds or other interest bearing obligations of the company shall be issued unless and until the issuance thereof has been authorized by the Chairman of the Board, and such notes, bonds or other interest bearing obligations when so authorized shall be signed by the Chairman of the Board or President or a Vice President, and attested by the Secretary or an Assistant Secretary.

                                 MISCELLANEOUS

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     41.  The corporation may rely upon and act in accordance with any agreement of the stockholders that may be made among themselves, and filed with the Secretary, provided such agreement is not contrary to the statutes, the Articles of Incorporation or these By-Laws.

     42. All provisions of the statutes of the State of Nevada and of the Articles of Incorporation of the company regulating and conduct of its affairs are incorporated by reference as a part of these By-Laws, and should any provision of the By-Laws be inconsistent with said statutes or Articles of Incorporation, such provision of the By-Laws shall be of no force and effect, but shall be absolutely void.

                                   AMENDMENTS

     43. The Directors may alter, amend or modify these By-Laws, or repeal any part thereof by a majority vote. A certified copy of such altered, amended or modified provision or statement of the repeal of any provision, or of any addition to the By-Laws shall be sent by the Secretary to each stockholder within thirty days after such action by the Board of Directors.

     44. The seal impressed immediately below shall be the official seal of the corporation.



KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, being the directors of this corporation named in the Articles of Incorporation, do hereby assent to the foregoing By-Laws and adopt the same as the By-Laws of this corporation.

     IN WITNESS WHEREOF, we have hereunto subscribed our names this 10th day of July, 1987, and by these presents certify that the foregoing By-Laws do constitute the By-Laws of this corporation.

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